Exhibit 99.1

Extra Space Storage Inc.
PHONE (801) 562-5556 FAX (801) 562-5579 2795 East Cottonwood Parkway, Suite 400 Salt Lake City, Utah 84121 www.extraspace.com

FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Closes Acquisition of Self-Storage Properties from AAAAA Rent-A-Space

SALT LAKE CITY, UT, June 26, 2007 - Extra Space Storage Inc. (the “Company”) (NYSE: EXR) today announced the closing of 12 of the 13 self-storage facilities (the “Properties”) pursuant to its previously announced contribution agreement with various limited partnerships affiliated with AAAAA Rent-A-Space .  The Company expects to close the acquisition of the remaining self-storage facility in mid-July.

Eleven of the Properties are located in the Bay Area of Northern California and two are in Hawaii.  The Properties include approximately 14,700 self-storage units, containing an aggregate of approximately 1.04 million square feet of net rentable space.  The Company will operate the 13 Properties as 10 due to the close proximity of certain Properties.

Commenting on the closing of the acquisition, Kenneth M. Woolley, Chairman and Chief Executive Officer of the Company stated, “We are very pleased to begin closing this portfolio of properties.  The facilities in the Bay Area complement our existing properties in the area and enhance our operational and marketing efficiencies.  In addition, the properties in Hawaii give us a presence in a high barrier-to-entry, vibrant self-storage market.”

When completed, the total value of the contribution considerations for the Properties is expected to be approximately $150.2 million, and includes the issuance of approximately $130 million of newly designated Series A Participating Redeemable Preferred Units.   It will also include the assumption of approximately $20 million of third-party debt, of which approximately $12 million is expected to be repaid at close or shortly thereafter.

Forward-Looking Statements

When used in this discussion and elsewhere, the words “believes,” “anticipates,” “projects,” “should,” “estimates,” “expects” and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information.  The Company may also make additional forward-looking statements from time to time.  All such subsequent forward-looking statements, whether written or oral, by the Company or on its behalf, are also expressly qualified by these cautionary statements.  All forward-looking statements, including without limitation, regarding the closing of the acquisition on the terms described in this press release, or at all, are based upon the Company’s current expectations and various assumptions.  The Company’s expectations, beliefs and projections are expressed in good faith and it believes there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved.  All forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied in the forward-looking statements.  For a further list and description of such risks and uncertainties, please refer to the Company’s SEC filings, including its most recent Annual Report on Form 10-K for the year ended December 31, 2006 and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements apply only as of the date made.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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For Information:

James Overturf	Mark Collinson
Extra Space Storage Inc.	CCG Investor Relations
(801) 365-4501	(818) 477-9800